UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             November 14, 2007

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (678) 281-2020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01: Changes in Registrant’s Certifying Accountant

On January 14, 2008, we were informed by Miller Ray Houser & Stewart LLP (“MRHS”), the Company’s independent registered public accounting firm, that MRHS, as a result of its acquisition by Habif, Arogeti & Wynne, LLP (“HA&W”), will cease providing audit services to public companies and will apply for withdrawal from registration with the Public Company Accounting Oversight Board (United States) (“PCAOB”) effective January 31, 2008.  HA&W is registered with the PCAOB.  By virtue of the merger, HA&W was appointed and approved by the Company’s audit committee as the Company’s independent registered public accounting firm effective January 14, 2008.

MRHS was engaged by us as our registered public accounting firm on April 20, 2007 and has not issued any reports on any of our financial statements.

Through the date of this Form 8-K, there were: (1) no disagreements between the Company and MRHS on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, and (2) no reportable events within the meaning set forth in Item 304(a)(l)(v) of Regulation S-K.

The Company has provided MRHS with a copy of the disclosures in this Form 8-K and has requested that MRHS furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not MRHS agrees with the Company’s statements in this Form 8-K. A copy of the letter dated January 18, 2008 furnished by MRHS in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01:  Exhibits

Exhibit 16.1              Letter from Miller Ray Houser & Stewart LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Robert Kerris
Name:	Robert Kerris
Title:	Chief Financial Officer and Corporate Secretary

Dated: January 18, 2008

Exhibit Index

Exhibit No.	Description
Exhibit 16.1	Letter from Miller Ray Houser & Stewart LLP to the Securities and Exchange Commission